UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2010

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information reported in Item 3.02 of this report is incorporated into this Item 1.01 by reference.

Item 3.02  Unregistered Sales of Equity Securities

On March 30, 2010, in transactions deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, we entered into agreements with Microcapital Fund L.P. and Microcapital Fund Ltd,, pursuant to which certain terms and conditions of 10% convertible notes, in the aggregate principal amount of $1.25 million that we issued to them on September 24, 2008, were modified, which modifications include the elimination of the convertibility of the notes.  We also repurchased the series A and series B warrants that were issued to them in connection with the notes.  In consideration of the modifications of the loans and the repurchases of the warrants, we issued an aggregate of 400,000 shares of our common stock.  We agreed to file a registration statement covering the resale of the issued shares of common stock.

Item 9.01  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description of Exhibit
10.1*	Modification Agreement with Microcapital Fund L.P.
10.2*	Repurchase Agreement, Series A Warrants, with Microcapital Fund L.P.
10.3*	Repurchase Agreement, Series B Warrants, with Microcapital Fund L.P.
10.4*	Modification Agreement with Microcapital Fund Ltd
10.5*	Repurchase Agreement, Series A Warrants, with Microcapital Fund Ltd
10.6*	Repurchase Agreement, Series B Warrants, with Microcapital Fund Ltd
99.1*	Press release, dated March 30, 2010
*  Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: March 30, 2010	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer